SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the SecuritiesExchange
Act of 1934 (Amendment No. _____)

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
TALON INTERNATIONAL, INC.
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TALON INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. Pacific Daylight Savings Time on July 13, 2009
PLACE:	Talon International, Inc. Corporate Office 21900 Burbank Blvd., Suite 270 Woodland Hills, California 91367
ITEMS OF BUSINESS:	(1) Election of two Class III Directors; and
(2) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE:	You can vote if you were a stockholder of the Company at the close of business on June 1, 2009.
PROXY VOTING:	All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting.

Woodland Hills, California June 1, 2009	/s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
WWW.TALONZIPPERS.COM/CORPORATE/INVESTORS/

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

TALON INTERNATIONAL, INC.
21900 BURBANK BOULEVARD, SUITE 270
WOODLAND HILLS, CALIFORNIA 91367

PROXY STATEMENT

        These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Talon International, Inc., a Delaware corporation (“Talon,” the “Company,” “we,” or “us”), of Proxies to be voted at our 2009 Annual Meeting of stockholders and at any adjournments or postponements.

        You are invited to attend our Annual Meeting of stockholders on July 13, 2009, beginning at 9:00 a.m. Pacific Daylight Savings Time. The meeting will be held at our corporate office, 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

Stockholders Entitled to Vote

        Holders of Talon common stock at the close of business on June 1, 2009 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of June 1, 2009, there were 20,291,433 shares of common stock outstanding.

Mailing of Proxy Statements

        We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about June 8, 2009.

Proxies

        Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareowners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

Quorum

        The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

Voting

        Each share of Talon common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

Election of Directors

        The nominees for Class III director receiving the highest number of votes at the Annual Meeting will be elected. If the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.

Other Matters

        At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

        In the event a stockholder proposal was not submitted to us prior to the date of this Proxy Statement, the enclosed Proxy will confer authority on the Proxy holders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors’ nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:     ELECTION OF DIRECTORS

        Item 1 is the reelection of two members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at nine, and there are currently two vacancies.

        The Class III directors whose term expires at the 2009 Annual Meeting are Mark Dyne, our current Chairman of the Board, and Colin Dyne, our current Vice Chairman of the Board. There is currently one vacancy among the Class III directors, and the Board and Nominating Committee have not identified a nominee to fill this vacancy. The Class I directors are serving terms that expire in 2010 and the Class II directors are serving terms that expire in 2011. Two Class III directors will be elected at the Annual Meeting.

        Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

        The Board of Directors proposes the election of the following nominees as Class III directors:

Mark Dyne
Colin Dyne

        If elected, Mark Dyne and Colin Dyne are expected to serve until the 2012 Annual Meeting of stockholders.

        The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the name, age and position of each of our executive officers and directors as of June 1, 2009.

Name	Age	Position
Mark Dyne (1) Colin Dyne (1) Brent Cohen Joseph Miller Raymond Musci William Sweedler Lonnie D. Schnell Larry Dyne (1)	48 46 50 45 48 42 60 36	Chairman of the Board of Directors Vice Chairman of the Board of Directors Director Director Director Director Chief Executive Officer, Chief Financial Officer and Director President

    (1)        Mark Dyne, Colin Dyne and Larry Dyne are brothers.

Class III Directors: Terms Expiring In 2009

Mark Dyne	Mr. Dyne has served as Chairman of the Board of Directors since 1997. Mr. Dyne currently serves as the Chief Executive Officer and the Managing Partner of
Europlay Capital Advisors, LLC, a merchant banking and advisory firm. Mr. Dyne previously served as Chairman and Chief Executive Officer of Sega Gaming
Technology Inc. (USA), a gaming company, and Chairman and Chief Executive
Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games based in London, England. Mr. Dyne was a founder and director of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel, and he was a founder and former director of Sega Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand.

Member: Governance Committee

Colin Dyne	Currently, Mr. Dyne serves as Vice Chairman of the Board of Directors. Mr. Dyne founded Tag-It, Inc., one of our subsidiaries, in 1991 with his father, Harold
Dyne. Mr. Dyne served as our President from inception and as our Chief
Executive Officer from 1997 to 2005. Since May 2007, Colin Dyne has served as
Chief Executive Officer and a director of People's Liberation, Inc. (OTCBB:
PPLB), which designs, markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." Before founding Tag-It, Inc.
in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations.

Class I Directors: Terms Expiring In 2010

Joseph Miller	Mr. Miller has served on the Board of Directors since June 2005. Since 2003, h has been a Managing Director of Europlay Capital Advisors, LLC, a merchant banking and advisory firm. From 1998 to 2003, Mr. Miller was a Senior Vice
President at Houlihan Lokey Howard & Zukin, a leading middle-market investment bank. From 1994 to 1998, Mr. Miller served as the Vice President, Corporate
Development for Alliance Communications Corporation, Canada's leading independent producer and distributor of filmed entertainment. Mr. Miller has bachelor's degree in Economics and Business from the University of California,
Los Angeles

Member: Audit and Nominating Committees

Brent Cohen	Mr. Cohen has served on the Board of Directors since 1998. Mr. Cohen served as
Chief Executive Officer and a director of Dovebid Inc. from August 2005 to
February 2008. Mr. Cohen served as President and was a member of the Board of
Directors of First Advantage Corporation (formed by the merger of US Search and
First American Financial screening companies) from June 2003 to 2005. Mr.
Cohen served as Chairman of the Board, President and Chief Executive Officer of
US Search from February 2000 until June 2003. Mr. Cohen previously held various management positions in both the management consulting and auditing practice of
Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of
Commerce degree, a Graduate Diploma in Accounting and an MBA from the
University of Cape Town in South Africa. He is also a chartered accountant.

Member: Compensation, Nominating and Governance Committees

William Sweedler	Mr. Sweedler has served on the Board of Directors since 2006. He is presently
Chairman & CEO of Windsong Allegiance Group, a diversified brand management and operating company that specializes in the acquisition, development, licensing, and comprehensive creative management of consumer branded intellectual property. The company owns and licenses the brands, Como Sport, Calvin Klein
Golf, Joseph Abboud Golf, and PRX. Mr. Sweedler previously served as President
& CEO of Joe Boxer, a wholly owned division of the Iconix Brand Group (NASDAQ:
ICON) of which he was Executive Vice President and member of the Board of
Directors during 2005 to June 2006. Prior to Mr. Sweedler joining Iconix Brand
Group, he was CEO & President of Windsong Allegiance Apparel Group from 2001 to
2005. The company owned, managed, and licensed the brands Joe Boxer, Hathaway,
New Frontier, Pivot Rules, Alexander Julian, Geoffrey Beene, Ron Chereskin,
and Hawaiian Tropic. In 1995, Mr. Sweedler co-founded, Windsong, Inc., a full service apparel operating and marketing company. Prior to Windsong, he worked as a Regional Account Manager at Polo Ralph Lauren. He graduated from Babson
College with a B.S. in Finance & Investments in 1988. He has served as a public director at Iconix Brand Group and Bank of Westport as well as numerous private organizations.

Member: Audit and Compensation Committees

Class II Directors: Terms Expiring In 2011

Lonnie D. Schnell	Mr. Schnell joined the Company in January 2006 as our Chief Financial Officer,
was appointed as Chief Executive Officer in February 2008 and has served on our
Board of Directors since May 2008. Mr. Schnell served as Vice President of
Finance for Capstone Turbine Corporation, a manufacturer of micro-turbine electric generators from 2004 until 2005. From 2002 to 2004 Mr. Schnell served as Chief Financial Officer of EMSource, LLC, an electronic manufacturing service company. Prior to EMSource, in 2002, Mr. Schnell served as Chief
Financial Officer of Vintage Capital Group, a private equity investment firm.
From 1999 through 2002, Mr. Schnell served as Chief Financial Officer of
Need2Buy, Inc. a business-to-business internet marketplace for electronic components. Mr. Schnell has completed an executive MBA program with the
Stanford University Executive Institute, and earned his Bachelor of Science in
Accounting at Christian Brothers University. Mr. Schnell is a Certified Public
Accountant with experience in the international accounting firm of Ernst &
Young LLP.

Raymond Musci	Ray Musci has served as a Director of the Company since June 2005. Mr. Musci serves as a Director and Chief Operating Officer of New Motion, Inc. (NasdaqGM:
NWMO), a publicly traded company that develops, publishes and distributes mobile entertainment services and products. From October 1999 to June 2005, Mr.
Musci served as the President and Chief Executive Officer and a director of
BAM! Entertainment, Inc., a publicly traded company that develops, publishes and distributes entertainment software products and video games. Mr. Musci currently serves as a director of Brilliant Digital Entertainment, Inc. From
May 1990 to July 1999, Mr. Musci served as the President, Chief Executive
Officer and as a director of Infogrames Entertainment, Inc. (formerly Ocean of
America, Inc.), a company that develops, publishes and distributes software products. Mr. Musci also previously served as a director of Ocean
International, Ltd., the holding company of Ocean of America, Inc. and Ocean
Software, Ltd., and as Executive Vice President/General Manager of Data East
USA, Inc., a subsidiary of Data East Corp., a Japanese company.

Member: Audit and Compensation Committees

Other Executive Officer

Larry Dyne	Larry Dyne was appointed was appointed President in May 2009. Mr. Dyne served as Executive Vice President of Sales from February 2008 until his appointment as President. He has been an employee of our company since 1992, and was formerly vice president of product development and global sourcing, as well as vice president of trim sales. Through these positions, Mr. Dyne has established extensive and long-term relationships with the world&#65533;s top brands and clothing retailers. He was also formerly responsible for domestic production for all printing.

Board Meetings and Committees

        The Board of Directors held seven general meetings during 2008. Each current director attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in 2008. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. Three directors were present at the 2008 annual meeting of stockholders. The Board of Directors maintains an audit committee, a compensation committee, a nominating committee and a governance committee.

        Audit Committee. We currently have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The roles and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders. The roles and responsibilities of the audit committee are set forth in a written charter adopted by the Board and approved by the committee. The audit committee is responsible for the engagement of the independent registered public accounting firm, reviews the scope of the audit to be conducted by the independent registered public accounting firm and meets quarterly with the independent registered public accounting firm and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of Directors.  Because our common stock is quoted on the OTC Bulletin Board, we are not subject to the listing requirements of any securities exchange regarding the independence of our directors.  However, all audit committee members are independent directors as defined in the listing standards of The Nasdaq Stock Market.

        The audit committee currently consists of Messrs. Musci, Miller and Sweedler. The Board of Directors has determined that Mr. Musci is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Audit Committee held four meetings during 2008.

        Compensation Committee. The compensation committee currently consists of Messrs. Cohen, Musci and Sweedler. The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option plan and executive incentive compensation. We have not adopted a formal written charter for the compensation committee. The compensation committee held eight meetings during 2008.

        Nominating Committee. The nominating committee currently consists of Messrs. Cohen, Miller and Musci. The nominating committee is responsible for considering and approving nominations for candidates for director, including determining the appropriate qualifications and experience required of such candidates, and related matters. The nominating committee held one meeting during fiscal 2008. All members of the nominating committee are independent directors within the meaning of the Nasdaq listing standards. The nominating committee operates pursuant to a written charter adopted by the Board and approved by the committee, a copy of which was filed as an Appendix to the proxy statement for our 2007 annual meeting of stockholders.

        In carrying out its function to nominate candidates for election to the Board of Directors, the nominating committee considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board of Directors at that point in time. The nominating committee believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in board activities, including attendance at, and active participation in, meetings of the Board of Directors, and not have other personal or professional commitments that would, in the nominating committee’s judgment, interfere with or limit such candidate’s ability to do so. The nominating committee has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board of Directors.

        The nominating committee’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. The nominating committee may also from time to time retain one or more third-party search firms to identify suitable candidates.

        A Talon stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) directorships currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

        Governance Committee. The governance committee currently consists of Messrs. Mark Dyne and Cohen. The governance committee’s primary purpose is to review and make recommendations regarding the functioning of the Board of Directors as an entity, recommend corporate governance principles applicable to the Company and assist the Board of Directors in its reviews of the performance of the Board and each committee. The governance committee did not meet during 2008, as its functions were performed by the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our Board of Directors currently consists of Brent Cohen, Raymond Musci and William Sweedler. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or compensation committee has served as an executive officer.

Director Independence

        Because our common stock is quoted on the OTC Bulletin Board, we are not subject to the listing requirements of any securities exchange or regarding the independence of our directors. However, our Board of Directors has determined that as of December 31, 2008, a majority of our Board of Directors is comprised of “independent” directors within the meaning of the applicable rules for companies listed on The Nasdaq Stock Market. The Board of Directors determined that each of Brent Cohen, Joseph Miller, Raymond Musci, and William Sweedler were independent. The Board of Directors has also determined that each of Joseph Miller, Raymond Musci and William Sweedler meet the independence requirements for services on the audit committee pursuant to the rules for companies traded on Nasdaq.

Code of Ethics

        We have adopted a Code of Ethical Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as to our other employees and directors generally. A copy of our Code of Ethical Conduct was filed as an exhibit to our Annual Report on Form 10-K.

Stockholder Communications with the Board of Directors

        Our Board of Directors has adopted three methods by which our stockholders may communicate with the Board regarding matters of substantial importance to the Company. These methods are as follows:

    1.        Procedures for Submission of Communications Regarding Audit and Accounting Matters. Pursuant to the duties and responsibilities delegated to the audit committee of our Board of Directors in its Audit Committee Charter, our audit committee adopted procedures for (a) the receipt, retention, and treatment of communications received by us regarding accounting, internal accounting controls, or auditing matters; and (b) the submission by our employees, on a confidential and anonymous basis, of communications regarding questionable accounting or auditing matters. These procedures allow any person to submit a good faith communication regarding these various audit, internal accounting control and accounting matters to the audit committee, or to our management, and any employee to do so on a confidential and anonymous basis, without fear of dismissal or retaliation of any kind. Ultimately, the audit committee will oversee treatment of communications in this area, and therefore any submissions would be reviewed by those members of the Board of Directors serving on the audit committee. The audit committee also may submit such communications to the Board of Directors for review and oversight as well. The Procedures for Submission of Audit and Accounting Matters can be found on this website at www.talonzippers.com.

    2.        Code of Ethical Conduct. Our Code of Ethical Conduct identifies a mailing address of the audit committee of our Board of Directors. This allows individuals to contact Board members in connection with matters concerning the code and our company’s overall ethical values and standards.

    3.        Investor Relations. Our investor relations manager, Rayna Hernandez, addresses all of our investor relations matters. Stockholders are free to contact Ms. Hernandez at info@talonzippers.com, or our Investor Relations Department, at 818-444-4100. Ms. Hernandez determines whether inquiries or other communications with respect to investor relations should be relayed to our Board of Directors or to management. Typical communications relayed to our Board of Directors or management involve stockholder proposal matters, audit and accounting matters addressed in item 1 above, and matters related to our code of ethical conduct addressed in item 2 above.

        Each director on our Board of Directors is encouraged to attend our annual meeting of stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

        Talon International Inc.‘s executive compensation program is administered by the compensation committee of our Board of Directors, or referred to in this section as the “Committee.” The Committee is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives; (2) reviewing and making recommendations to the Board of Directors with respect to the compensation of other executive officers; (3) administering our incentive-compensation and equity based plans, which may be subject to the approval of the Board of Directors; and (4) negotiating, reviewing and recommending the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer, and other current and former executive officers. The Committee also has the authority to select and retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities.

        Our named executive officers for 2008 were as follows:

•	Lonnie D. Schnell, Chief Executive Officer & Chief Financial Officer (named Chief Executive Officer as of February 4, 2008);

•	Larry Dyne, Executive Vice President of Sales (appointed to this position in February 2008);

•	Stephen P. Forte, former Chief Executive Officer (resigned as of February 4, 2008); and

•	Wouter van Biene, former Chief Operating Officer (resigned as of January 15, 2008).

Compensation Philosophy

        Our executive compensation program is designed to drive company performance to maximize stockholder value while meeting our needs and the needs of our employees. The specific objectives of our executive compensation program include the following:

•	Alignment - to align the interests of executives and stockholders through equity-based compensation awards;

•	Retention - to attract, retain and motivate highly qualified, high performing executives to lead our continued growth and success; and

•	Performance - to provide rewards commensurate with performance by emphasizing variable compensation that is dependent upon the executive's achievements and company performance.

        In order to achieve these specific objectives, our executive compensation program is guided by the following core principles:

•	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing stockholder value;

•	Senior executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to achieve our goals, objectives and overall financial success;

•	Compensation of an executive is based on such individual's role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

•	Our executive compensation program places a strong emphasis on performance-based variable pay to ensure a high pay-for-performance culture. Annual performance of our company and the executive are taken into account in determining annual bonuses that ensures a high pay-for-performance culture.

Compensation Elements

        We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives and benefits and perquisites, in order to provide our employees with a competitive overall compensation package. The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice. The purpose and key characteristics for each component are described below.

      Base Salary

        Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain highly talented executives. The Committee typically sets base salaries for our senior executives at market levels. However, base salaries will vary in practice based upon an individual’s performance, individual experience and negotiations and for changes in job responsibilities.

      Management Incentive Bonuses

        Management incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a meaningful portion of total pay opportunities for executives and other key employees to the attainment of our company’s performance goals. These awards are also used as a means to recognize the contribution of our executive officers to overall financial, operational and strategic success.

      Equity Incentives

        Equity incentives are intended to align senior executive and stockholder interests by linking a meaningful portion of executive pay to long-term stockholder value creation and financial success over a multi-year period. Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives. The Committee also considers individual and company performance when determining long-term incentive opportunities.

      Health & Welfare and 401-K Benefits

        The named executive officers participate in a variety of retirement, health and welfare and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

      Severance and Change of Control Arrangements

        We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control.

        In order to preserve the morale and productivity and encourage retention of our key executives in the face of the disruptive impact of an actual or rumored change in control, we provide a bridge to future employment in the event that an executive’s job is eliminated as a consequence of a change in control. This provision is intended to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents without undue concern over whether the transactions may jeopardize the executive’s own employment. Our employment agreements with our current named executive officers provide a lump sum payment and benefits continuation as a result of an involuntary termination without cause or for good reason following a change in control, plus accelerated vesting of stock or option awards.

      Other Benefits

        In order to attract and retain highly qualified executives, we provide some of our named executive officers, including our former CEO, with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in a 401(k) plan under which we match contributions for all employees up to 100% of an employee’s contributions to a maximum of $1,000 and subject to any limitations imposed by ERISA.

Other Factors Affecting Compensation

      Accounting and Tax Considerations

        We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

Process for Setting Executive Compensation

        When making pay determinations for named executive officers, the Committee considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) overall company performance and size relative to industry peers, (3) individual executive performance and expected contribution to our future success, (4) changes in economic conditions and the external marketplace and (5) in the case of named executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer. Ultimately, the Committee uses its judgment when determining how much to pay our executive officers. The Committee evaluates each named executive officer’s performance during the year against established goals, leadership qualities, business responsibilities, current compensation arrangements and long-term potential to enhance stockholder value. The opinions of outside consultants are also taken into consideration in deciding what salary, bonus, long-term incentives and other benefits and severance to give each executive in order to meet our objectives stated above. The Committee considers compensation information from data gathered from annual reports and proxy statements from companies that the Committee generally considers comparable to our Company; compensation of other Company employees for internal pay equity purposes; and levels of other executive compensation plans from compensation surveys. The Committee sets the pay for the named executive officers and other executives, by element and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving the Company’s long-term objectives.

      Factors Considered

        In administering the compensation program for senior executives, including named executive officers, the Committee considers the following:

•	Cash versus non-cash compensation. The pay elements are cash-based except for the long-term incentive program, which is equity-based. In 2008, the long-term incentive program for the named executive officers consisted entirely of stock option awards that vest in installments over a one to four year period from the date of grant;

•	Prior year's compensation. The committee considers the prior year's bonuses and long-term incentive awards when approving bonus payouts or equity grants;

•	Adjustments to Compensation. On an annual basis, and in connection with setting executive compensation packages, the Committee reviews our operating income growth, earnings before interest and taxes growth, earnings per share growth, cash flow growth, operating margin, revenue growth and total stockholder return performance. In addition, the Committee considers peer group pay practices, emerging market trends and other factors. No specific weighing is assigned to these factors nor are particular targets set for any particular factor. Total compensation from year to year can vary significantly based on our and the individual executive's performance. The base compensation of our former Chief Executive Officer during 2008 was $275,000 annually in accordance with the provisions in his employment contract.

•	Application of discretion. It is our policy and practice to use discretion in determining the appropriate compensation levels considering performance.

REPORT OF COMPENSATION COMMITTEE

        The Compensation Committee of our Board of Directors consists of Brent Cohen, Raymond Musci and William Sweedler. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company’s stock option and executive incentive compensation plans.

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this report. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee Brent Cohen Raymond Musci William Sweedler April 6, 2009

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2008, and the one highly compensated executive officer other than the Chief Executive Officer and Chief Financial Officer at the end of the 2008 whose compensation exceeded $100,000 (referred to as “named executive officers”), information concerning all compensation earned for services to us in all capacities for 2008.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (4)	Option Awards (4)	Non-Equity Incentive Plan Compensation	All Other Compensation (5)	Total

Lonnie D. Schnell (1)	2008	$275,000	$—	$—	$63,462	$53,230	$25,116	$416,808
Chief Executive Officer and	2007	225,000	45,000	—	1,917	—	11,343	283,260
Chief Financial Officer	2006	171,346	—	—	31,998	45,025	24,634	273,003
Larry Dyne	2008	250,000	$—	$—	53,818	40,000	15,927	359,745
Executive Vice President, Sales
Stephen P. Forte (2)	2008	31,250	$—	—	83,469	—	297,073	411,792
Former Chief Executive Officer	2007	325,000	—	—	7,851	—	30,484	363,335
	2006	275,000	—	77,468	73,995	90,050	35,497	552,010
Wouter van Biene (3)	2008	9,519	$—	—	23,366	—	247,840	280,725
Former Chief Operating Officer	2007	225,000	—	—	1,986	—	11,502	238,488
	2006	180,000	—	—	27,526	45,025	7,006	259,557

(1)	Mr. Schnell was appointed Chief Executive Officer effective February 4, 2008 and previously served as Chief Financial Officer.

(2)	Mr. Forte resigned as Chief Executive Officer effective February 4, 2008.

(3)	Mr. van Biene resigned as Chief Operating Officer effective January 15, 2008.

(4)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2008, 2007 and 2006 with respect to stock awards and options granted in the applicable year as well as prior fiscal years in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2008. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(5)	All other compensation consists of the following (amounts in dollars):

	Mr. Schnell			Mr. Forte			Mr. van Biene			Mr. Dyne
	2008	2007	2006	2008	2007	2006	2008	2007	2006	2008

Severance	$—	$—	$—	$287,645	$—	$—	$234,952	$—	$—	$—
Health & medical insurance (a)	13,793	11,019	12,673	9,374	8,202	12,916	12,834	11,178	6,925	9,429
Life & disability insurance (b)	323	324	81	54	4,282	81	54	324	81	323
Automobile allowances	11,000	—	—	18,000	22,500	—	—	6,175
Consulting services (c)	—	—	11,880	—	—	—	—	—	—	—
Total	$25,116	$11,343	$24,634	$297,073	$30,484	$35,497	$247,840	$11,502	$7,006	$15,927

(a)	Includes payments of medical premiums.

(b)	Includes executive and group term life insurance.

(c)	Represents fees for services provided prior to employment.

Executive Compensation

        The 2008 compensation for Lonnie Schnell, our Chief Executive Officer was in accordance with our employment agreement with him. The terms and conditions established in this agreement were the result of our consideration of our current operating performance levels, 2007 and 2006 operating performance, our 2005 Restructuring and Strategic Plan, compensation levels for our previous CEO, comparative industry compensation levels and negotiations with Mr. Schnell. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding stockholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 900,000 shares of common stock, representing approximately 4.4% of our outstanding shares, was established as an inducement to maximum performance achievements and increased shareholder values. In addition to the long-term equity incentive, a cash incentive, a Management Incentive Program ("MIP"), was established as provided in Mr. Schnell's employment agreement setting aside 12% of the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for annual bonus awards to him and the other senior executives. The MIP fund payments awarded by Mr. Schnell are shown in the table above as non-equity incentive plan compensation. MIP Funds were not distributed in 2007 due the operating performance of the Company; however, a discretionary bonus was granted to Mr. Schnell as approved by the Board of Directors and the Compensation Committee.

        The 2008 compensation for Larry Dyne, our Executive Vice President, Sales was in accordance with our employment agreement with him. The terms and conditions established in this agreement were the result of our consideration of our current operating performance levels, 2007 and 2006 operating performance, our 2005 Restructuring and Strategic Plan, compensation levels for our previous CEO, comparative industry compensation levels and negotiations with Mr. Dyne. The base compensation was evaluated in conjunction with the long-term equity awards and annual bonus incentives to establish a compensation arrangement providing a substantial incentive for the achievement of our long-term objectives and for adding shareholder value. Accordingly, the base compensation was established near minimum industry levels for the same role in comparable companies, and a long-term equity option of 700,000 shares of common stock, representing approximately 3.4% of our outstanding shares, was established as an inducement to maximum performance achievements and increased shareholder values. In addition to the long-term equity incentive, a cash incentive, a the MIP, was established as provided in Mr. Dyne's employment agreement setting aside 12% of EBITDA for annual bonus awards to him and the other senior executives. The MIP fund payments awarded by Mr. Dyne are shown in the table above as non-equity incentive plan compensation.

        Our employment agreement with Stephen Forte, our former Chief Executive Officer, provided that in the event that prior to the end of the term Mr. Forte's employment was terminated by us "without cause" (as defined in the agreement), by Mr. Forte for "good reason" (as defined in the agreement) or due to Mr. Forte's death or disability, then Mr. Forte or his estate would be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Forte's base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2008, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Forte pursuant to the agreement and (iv) continued healthcare coverage for Mr. Forte and his dependents for the remaining term of the agreement. Effective February 4, 2008, Stephen Forte resigned his position as our Chief Executive Officer and as a member of our Board of Directors, as well from all positions with our subsidiaries. In connection with Mr. Forte's resignation, on February 4, 2008, we entered into a Separation Agreement with Mr. Forte. The Separation Agreement further provides for the payment to Mr. Forte of the same severance benefits he would have received under his employment agreement had we terminated Mr. Forte's employment without cause. In exchange for his severance, Mr. Forte has released all claims against us.

        Our employment letter with Wouter van Biene, our former Chief Operating Officer, provided that in the event that Mr. van Biene's employment is terminated by us without "cause" (as defined in the agreement) or due to Mr. van Biene's death or disability, then Mr. van Biene or his estate will be entitled to receive as severance, in addition to all accrued salary, (i) salary continuation and continuation of coverage under our group health plan for a period of six months if the termination occurs during the first year of employment, a period of twelve months if the termination occurs during the second year of employment or a period of eighteen months if the termination occurs after the second year of employment and (ii) twelve months acceleration of vesting of all outstanding options. Effective January 15, 2008, Mr. van Biene resigned. In connection with Mr. van Biene's resignation and in exchange for a full release of claims against us, we have agreed to pay Mr. van Biene twelve months of his current base salary and provide him twelve months of continued coverage under our group health plan.

Grants of Plan-Based Awards in Fiscal 2008

        The following table provides information about equity-awards granted to each named executive officer in 2008 under our 2007 and 2008 Stock Plans.

	Grant Date (1)	Approval Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH) (2)	Market Price on Grant Date ($/SH) (2)	Grant Date Fair Value of Option Awards ($) (3)

Lonnie D. Schnell	6/25/08	6/18/08	900,000	$0.20	$0.21	$140,806
Larry Dyne	6/25/08	6/18/08	700,000	$0.20	$0.21	$109,516

(1)	The grant date of an option award is the date that the compensation committee fixes as the date the recipient is entitled to receive the award. The approval date is the date that the compensation committee approves the award.

(2)	The exercise price of option awards differs from the market price on the date of grant. The exercise price of options granted in 2008 is equal to the average closing sales prices of our common stock for the five trading days prior to and including the grant date, as reported on the OTCBB, while the market price on the date of grant is the closing price of our common stock on that date.

(3)	The grant date fair value is generally the amount the company would expense in its financial statements over the award's service period, but does not include a reduction for forfeitures.

        Option awards granted to our executive officers are for a 10 year term. Each of the option grants in the table above vest in full on December 31, 2010, subject to partial earlier vesting contingent on achievement of certain Company performance targets for 2008 and 2009. The relevant performance targets were not achieved for 2008, and none of the options were vested as of December 31, 2008. Upon a change of control or involuntary termination without cause, the vesting of all options granted to the named executive officers in 2008 is accelerated to the date of termination, as described below under “Employment Agreements, Termination of Employment and Change of Control Arrangements.”

Outstanding Equity Awards at Fiscal Year 2008

        The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2008:

Number of Securities Underlying Unexercised Options
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lonnie D. Schnell	01/26/06 06/25/08	291,667(1) —	108,333(1) 900,000(2)	$0.59 $0.20	01/26/16 06/24/18
Stephen P. Forte	01/16/06 01/16/06	135,135(3) 900,000(3)	— —	$0.37 $0.37	02/15/09 02/15/09
Wouter van Biene	03/01/06	225,695(4)	—	$0.53	01/15/09
Larry Dyne	12/20/09 02/28/00 04/10/00 12/12/00 11/18/01 12/31/02 04/01/03 04/08/03 04/18/05 01/16/06 06/25/08	20,000 15,000 15,000 20,000 15,000 25,000 25,000 45,500 50,000 413,194 —	— — — — — — — — — 11,806(5) 700,000(6)	$4.31 $4.62 $4.25 $3.75 $3.64 $3.63 $3.50 $3.70 $3.14 $0.37 $0.20	12/19/09 02/27/10 04/09/10 12/11/10 11/17/11 12/30/12 03/31/13 04/07/13 04/17/15 01/15/16 06/24/18

(1)	These options become exercisable with respect to 8,333 shares each month until fully vested.

(2)	These options vest in full on December 31, 2010. The options provide for early vesting with respect to up to 600,000 shares each based on the Company's performance as compared to the Board of Directors approved budget for each of 2008 and 2009. There was no early vesting for 2008 based on upon performance.

(3)	Mr. Forte resigned as of February 4, 2008, and the vesting of his outstanding options was fully accelerated pursuant to his separation agreement. Mr. Forte's stock options have expired unexercised subsequent to December 31, 2008.

(4)	Mr. van Biene resigned as of January 15, 2008, and he received 12 months accelerated vesting of outstanding options in accordance with his separation arrangement. Mr. van Biene's stock options have expired unexercised subsequent to December 31, 2008.

(5)	Vests with respect to the remaining shares on January 16, 2009.

(6)	These options vest in full on December 31, 2010. The options provide for early vesting with respect to up to 466,666 shares each based on the Company's performance as compared to the Board of Directors approved budget for each of 2008 and 2009. There was no early vesting for 2008 based on upon performance.

Employment Agreements, Termination of Employment and Change of Control Arrangements

      Employment Agreements

        We have entered into the following employment agreements with our named executive officers.

        Lonnie D. Schnell, Chief Executive Officer and Chief Financial Officer. On June 18, 2008, we entered into an Executive Employment Agreement with Lonnie D. Schnell, pursuant to which Mr. Schnell serves as our Chief Executive Officer. This employment agreement has a term continuing though December 31, 2010, which may be extended to December 31, 2011. Pursuant to this agreement, Mr. Schnell will receive an annual base salary of $275,000 for 2008, $300,000 for 2009 and $325,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus, which for 2008 was based upon our earnings before interest, taxes, depreciation and amortization. Mr. Schnell is entitled to an auto allowance of $1,000 per month. In the event that prior to the end of the term, Mr. Schnell’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Schnell’s base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Schnell pursuant to the agreement and all other options held by him and (iv) continued medical coverage for Mr. Schnell and his dependents for the remaining term of the agreement. In connection with the employment agreement, Mr. Schnell was granted an option to purchase 900,000 shares of our common stock, which vests in full on December 31, 2010, subject to earlier vesting if Mr. Schnell meets performance criteria established by the Board for fiscal 2008 and 2009. Mr. Schnell’s options will vest in full upon a change of control of our company or upon termination of Mr. Schnell’s employment without cause, for good reason or due to his death or disability.

        Larry Dyne, Executive Vice President, Sales. On June 18, 2008, we entered into an Executive Employment Agreement with Larry Dyne, pursuant to which Mr. Dyne initially served as our Executive Vice President of Global Sales. Mr. Dyne was provide to President in May 2009. This employment agreement has a term continuing though December 31, 2010, which may be extended to December 31, 2011. Pursuant to this agreement, Mr. Dyne will receive an annual base salary of $250,000 for 2008, $275,000 for 2009 and $300,000 for each subsequent year of the term and will be entitled to receive an annual incentive bonus, which for 2008 was based upon our earnings before interest, taxes, depreciation and amortization. Mr. Dyne is entitled to an auto allowance of $950 per month. In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to Mr. Dyne’s base salary for the remaining term of the agreement or, in the case of death or disability, through December 31, 2010, (ii) a pro rated portion of the annual incentive bonus for the year in which the termination occurred, (iii) full acceleration of vesting of the options issued to Mr. Dyne pursuant to the agreement and all other options held by him and (iv) continued medical coverage for Mr. Dyne and his dependents for the remaining term of the agreement. In connection with the employment agreement, Mr. Dyne was granted an option to purchase 700,000 shares of our common stock, which vests in full on December 31, 2010, subject to earlier vesting if Mr. Dyne meets performance criteria established by the Board for fiscal 2008 and 2009. Mr. Dyne’s options will vest in full upon a change of control of our company or upon termination of Mr. Dyne’s employment without cause, for good reason or due to his death or disability.

      Potential Severance Payments

        As described above, our employment agreements with Lonnie Schnell and Larry Dyne provided for severance benefits in the event that the executive’s employment is terminated due to executive’s death or disability, by the Company without “cause” or by the executive for “good reason.” The following table sets forth severance payments and benefits that we would have been obligated to pay to Messrs. Schnell and Dyne assuming a triggering event had occurred under each of their respective agreements as of December 31, 2008:

Name	Cash Severance ($) (1)	Bonus Value ($)	Continuation of Health Benefits	Value of Acceleration of Vesting of Equity Awards ($) (2)	Total Severance Benefits ($)
Lonnie D. Schnell	654,509	—	27,586	—	682,095
Larry Dyne	593,872	—	18,858	—	612,730

(1)	Includes (i) earned and unpaid base salary through the date of termination, (ii) accrued but unpaid vacation and (iii) cash severance payments based on the executive's salary payable in a lump sum or periodic payments as provided in the executive's employment agreement.

(2)	Based on the closing price of our common stock on December 31, 2008 of $0.11, as reported by the OTC Bulletin Board.

         Potential Change in Control Payments

        As described above, our employment agreements with Lonnie Schnell and Larry Dyne provide for accelerated vesting of all or a portion of the options held by such executives upon a change in control. However, as of December 31, 2008, there were no unvested stock options held by the named executive officers that had an exercise price lower than the closing price of our common stock on December 31, 2008 of $0.11 per share, as reported by the OTC Bulletin Board. As a result, there would have been no value of the accelerated vesting had a change in control occurred on December 31, 2008. Currently, there are no other benefits payable to our named executive officers upon a change in control.

DIRECTOR COMPENSATION

        The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

        The following table details the total compensation earned by the company’s non-employee directors in 2008.

Name	Fees Earned or Paid in Cash	Option Awards (7)	All Other Compensation	Total
Mark Dyne (1)	$31,500	$15,571	$—	$47,071
Colin Dyne (2)	—	15,571	250,000	265,571
Brent Cohen (3)	35,500	15,571	—	51,071
Joseph Miller (4)	32,500	15,571	—	48,071
Raymond Musci (5)	40,000	15,571	—	55,571
William Sweedler (6)	39,000	15,571	—	54,571
Total	$178,500	$93,426	$250,000	$521,926

(1)	As of December 31, 2008, Mr. Mark Dyne held options to purchase a total of 305,000 shares. The other compensation consists of consulting and per diem fees earned for services rendered.

(2)	As of December 31, 2008, Mr. Colin Dyne held options to purchase a total of 625,000 shares. The other compensation consists of consulting fees for services rendered.

(3)	As of December 31, 2008, Mr. Cohen held options to purchase a total of 165,000 shares. The other compensation consists of consulting fees for services rendered.

(4)	As of December 31, 2008, Mr. Miller held options to purchase a total of 120,000 shares.

(5)	As of December 31, 2008, Mr. Musci held options to purchase a total of 120,000 shares.

(6)	As of December 31, 2008, Mr. Sweedler held options to purchase a total of 90,000 shares.

(7)	The amounts in this column represent the dollar amounts recognized for financial statement purposes in fiscal 2008 with respect to stock options granted in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2008, see Note 11 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

        Our policy is to pay non-employee directors $1,500 for their personal attendance at any meeting of the Board of Directors, $1,000 for their personal attendance at any committee meeting, and $500 for attendance at any telephonic meeting of the Board of Directors or of a committee of the Board of Directors. We also pay non-employee directors an annual retainer of $20,000 for Board service and an additional retainer of $5,000 for service on each committee. The Chairman of the Board receives an annual retainer of $25,000 for Board service. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings and pay non-employee directors a per diem for board services.

        We do not have a formal policy with regard to option grants to our Board of Directors, but we generally follow a practice of granting an option for 30,000 shares of stock upon initial appointment or election to the Board of Directors, and thereafter issuing annual option grants to all non-employee members of 30,000 shares.

        During 2006 and through March 31, 2007 we had a verbal agreement with Mr. Colin Dyne to provide consulting services following his resignation in 2005 as our Chief Executive Officer. We entered into a written agreement with Mr. Dyne effective April 1, 2007 that provides for continued consulting services through November 30, 2008 in exchange for a consulting fee of $25,000 per month.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information as of December 31, 2008 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	Number of Securities to be issued upon exercise of oustanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans
approved by security holders	5,475,536	$1.14	2,250,000
Equity compensation plans not
approved by security holders	1,943,495	$0.98	—
Total	7,419,031	$1.10	2,250,000

        Options and warrants issued pursuant to equity compensation plans not approved by security holders are summarized as follows:

•	102,741 warrants issued in conjunction with a private placement transaction in 2004, are exercisable at $3.65 per share and expire in November 2009.

•	215,754 warrants issued for services in 2004, are exercisable at $3.65 per share and expire in November 2009.

•	1,625,000 inducement options issued to employees in 2006 are exercisable at a weighted average exercise price of $0.46 per share and expire in January and March of 2016.

        Each of the above plans provides that the number of shares with respect to which options and warrants may be granted, and the number of shares of common stock subject to an outstanding option or warrant, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Review and Approval of Related Party Transactions

        We have adopted a policy that requires Board approval of transactions with related persons as defined by SEC regulations, including any sales or purchase transaction, asset exchange transaction, operating agreement, or advance or receivable transaction that could put our assets or operating performance at risk. All of our directors and executive officers are required at all times, but not less than annually, to disclose all relationships they have with companies or individuals that have conducted business with, or had an interest in, the Company. Our executive officers monitor our operations giving consideration to the disclosed relationships and refer potential transactions to the Board of Directors for approval. The Board of Directors considers a related party transaction for its potential economic benefit to the Company, to ensure the transaction is “arms length” and in accordance with our policies and that it is properly disclosed in our reports to stockholders.

      Reportable Related Party Transactions

        Other than the employment arrangements described elsewhere in this report and the transactions described below, since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•	in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

        Colin Dyne, Vice Chairman of our Board of Directors and a stockholder, is also an executive officer, director and significant shareholder of People’s Liberation, Inc., the parent company of Versatile Entertainment, Inc. During 2008, we had sales of $88,000 to Versatile Entertainment. At December 31, 2008, accounts receivable of $18,000 were outstanding from Versatile Entertainment. Colin Dyne also holds an interest in William Rast Sourcing. During 2008 we had sales of $457,000 to William Rast Sourcing. At December 31, 2008, accounts receivable of $51,000 were outstanding from William Rast Sourcing.

        At December 31, 2008, we had $674,010 of unsecured notes, advances and accrued interest receivable due from Colin Dyne. The notes and advances bear interest at 7.5% and are due on demand. A reserve was established against this note in the amount of $474,010 at December 31, 2008.

        We paid consulting fees of $250,000 to Colin Dyne during year ended December 31, 2008 for consulting services provided. The consulting agreement expired on November 30, 2008. See the “Director Compensation” section in item 11 of this report for a description of this agreement.

        At December 31, 2008, we had an aggregate of $85,176 in notes and advances due to Mark Dyne, the Chairman of our Board of Directors and a significant stockholder, or to parties related to or affiliated with Mark Dyne. The notes are payable on demand and accrue interest at 10% per annum.

        We paid consulting fees to Diversified Investments, a company owned by Mark Dyne, in the amount of $150,000 during the year ended December 31, 2008.

AUDIT RELATED MATTERS

Report of Audit Committee

        The audit committee of the Board of Directors, which consists of three independent directors, has furnished the report set forth below:

        The audit committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, our compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board. The audit committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

        The audit committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2008, the audit committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and SingerLewak LLP, our independent registered public accounting firm;

•	Discussed with SingerLewak LLP in the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

•	Received written disclosures and a letter from SingerLewak LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee discussed with Singerlewak LLP their independence; and

•	Based on its review of the audited financial statements and discussions with management and Singerlewak LLP, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

        The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Audit Committee: Raymond Musci Joseph Miller William Sweedler

Services Provided by the Independent Auditors

        The audit committee of our Board of Directors is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors.

        SingerLewak LLP served as our independent registered public accounting firm for each of the fiscal years ended December 31, 2008, 2007 and 2006.

        Audit Fees — The aggregate fees billed by our independent registered public accounting firm for professional services rendered for the audit of our annual financial statements and review of our financial statements included in our Forms 10-Q or services that are normally provided in connection with statutory and regulatory filings were $468,000 for fiscal year 2008 and $350,000 for fiscal year 2007.

        Audit-Related Fees — The aggregate fees billed by our independent registered public accounting firm for professional services rendered for assurance and related services reasonably related to the performance of the audit or review of our financial statements (other than those reported above)were $44,000 for fiscal year 2008 and $57,300 for fiscal year 2007.

        Tax Fees — The aggregate fees billed by our independent registered public accounting firm for professional services rendered for tax compliance, tax advice and tax planning were $44,000 for fiscal year 2008 and $33,400 for fiscal year 2007.

        All Other Fees – The aggregate fees billed by our independent public registered accounting firm for services rendered to us other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $24,000 for fiscal year 2007 and $25,400 for fiscal year 2007 which was primarily related governmental regulations not related to our annual or quarterly financial statements.

        The audit committee approved all of the foregoing services provided by SingerLewak LLP.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

        The audit committee has established a general policy requiring it’s pre-approval of all audit services and permissible non-audit services provided by the independent auditors, along with the associated fees for those services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (1) would create a mutual or conflicting interest between the independent auditors and the Company, (2) would place the independent auditors in the position of auditing its own work, (3) would result in the independent auditors acting in the role of management or as an employee of the Company, or (4) would place the independent auditors in a position of acting as an advocate for the Company. Additionally, the audit committee considers whether the independent auditors are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent auditors’ familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent auditors would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of June 1, 2009:

•	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our current directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at June 1, 2009. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of June 1, 2009, we had 20,291,433 shares of common stock issued and outstanding.

        The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person’s name.

Name of Beneficial Owner	Number of Shares	Percent of Class
Directors:
Mark Dyne (1)	1,140,667	5.5%
Colin Dyne (2)	807,780	3.9%
Larry Dyne (3)	785,100	3.7%
Lonnie D. Schnell (4)	475,000	2.3%
William Sweedler (5)	192,000	*
Brent Cohen (6)	165,000	*
Raymond Musci (6)	120,000	*
Joseph M. Miller (6)	120,000	*
Directors and executive officers as a group
(8 persons) (7)	3,805,547	16.7%

Other 5% Holders:
Bluefin Capital, LLC	1,750,000	8.6%
105 S. Narcissus Ave., Suite 712
West Palm Beach, FL 33401

        * Less than 1%.

(1)	Includes 305,000 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable and 176,600 shares held by a limited liability company of which Mr. Dyne is the manager and a member.

(2)	Includes 625,000 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable.

(3)	Includes 655,500 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable. Also includes 129,600 shares of common stock held by a family trust which Mr. Larry Dyne may be deemed to beneficially own.

(4)	Includes 333,333 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(5)	Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options that are currently exercisable.

(6)	Consists of shares of common stock reserved for issuance upon the exercise of the stock options that are currently exercisable.

(7)	Includes 2,430,500 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days.

        The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2008, all of our executive officers, directors and greater-than-ten percent shareholders complied with all Section 16(a) filing requirements, except that one Form 4, reporting five transactions, was filed late by Bluefin Capital LLC, ComVest Capital LLC, ComVest Capital Management LLC, ComVest Group Holdings LLC and Michael Falk.

STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the 2010 annual meeting of stockholders for inclusion in our Proxy Statement and Proxy form relating to such annual meeting must submit such proposal to us or our principal executive offices by February 8, 2010. In addition, in the event a stockholder proposal is not received by us by April 24, 2010, the Proxy to be solicited by the Board of Directors for the 2009 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2010 annual meeting without any discussion of the proposal in the Proxy Statement for such meeting.

        SEC rules and regulations provide that if the date of our annual meeting is advanced or delayed more than 30 days from the date of the 2009 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2010 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2010 annual meeting. Upon determination by us that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the date of the 2009 annual meeting, we will publicly disclose such change.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        SingerLewak LLP, independent registered public accounting firm, was selected by the Board of Directors to serve as our independent registered public accounting firm of the Company for fiscal 2009. Representatives of SingerLewak LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

SOLICITATION OF PROXIES

        It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

        OUR ANNUAL REPORT ON FORM 10-K WHICH HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2008, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JAMES REEDER, CHIEF ACCOUNTING OFFICER, TALON INTERNATIONAL, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

ON BEHALF OF THE BOARD OF DIRECTORS /s/ Lonnie D. Schnell Lonnie D. Schnell Chief Executive Officer

TALON INTERNATIONAL, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

June 1, 2009

TALON INTERNATIONAL, INC.
PROXY FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a stockholder of TALON INTERNATIONAL, Inc., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Lonnie D. Schnell and Mark Dyne, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on July 13, 2009, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.   To elect the following two nominees as Class II directors:

Mark Dyne	Colin Dyne

        ☐   FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

        ☐   WITHHELD for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated June 1, 2009 and the accompanying Proxy Statement relating to the Annual Meeting.

Dated:___________________________, 2009

Signature:_____________________________

Signature:_____________________________
Signature(s) of Stockholder(s)
(See Instructions Below)

The Signature(s) hereon should correspond exactly with the
name(s) of the Stockholder(s) appearing on the Share
Certificate. If stock is held jointly, all joint owners
should sign. When signing as attorney, executor,
administrator, trustee or guardian, please give full title
as such. If signer is a corporation, please sign the full
corporation name, and give title of signing officer.

        ☐  Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE